EXHIBIT 16



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ERNST & YOUNG            Ernst & Young LLP                 Phone: (212) 773-3000
                         787 Seventh Avenue                www.ey.com
                         New York, New York 10019


     EXHIBIT 16 TO FORM 8-K




     March 4, 2002



     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549


     Gentlemen:

     We have read Item 4 of Form 8-K/A dated March 4, 2002, of SVT Inc. and are in agreement with the statements contained on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                            /s/Ernst & Young LLP




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